SEC Form 3
FORM 3UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF SECURITIES

Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 or Section 30(h) of the Investment Company Act of 1940

1. Name and Address of Reporting Person:
CAGLE, BETTY S
7501 W 98TH STREET
OVERLAND PARK, KS 66212

2. Date of Event Requiring Statement (Month/Day/Year): 11/23/2018
3. Issuer Name and Ticker or Trading Symbol: BERKSHIRE HATHAWAY INC. [ BRK-B ]
4. Relationship: X-Officer Title CEO
5. If Amendment, Date of Original Filed (Month/Day/Year): blank
6. Individual: X-Form filed by One Reporting Person

Table I - Non-Derivative Securities Beneficially Owned
1. Title of Security (Instr. 4):
CLASS B STOCK
2. Amount of Securities Beneficially Owned (Instr. 4):
11,382
3 Ownership Form: Direct (D) or Indirect (I) (Instr. 5): D
4. Nature of Indirect Beneficial Ownership (Instr. 5): blank

Table II - Derivative Securities Beneficially Owned
(e.g., puts, calls, warrants, options, convertible securities)

1. Title of Derivative Security (Instr. 4): Non-Qualified Stock Option (Gift)
2. Date Exercisable: 12/03/2018
   Expiration Date: 12/03/2027
3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)
   Title: CLASS B
   Amount or Number of Shares: 95,000
4. Conversion or Exercise Price of Derivative Security: 210
5. Ownership Form: Direct (D) or Indirect (I) (Instr. 5): D
6. Nature of Indirect Beneficial Ownership (Instr. 5): blank

1. Title of Derivative Security (Instr. 4): Non-Qualified Stock Option (Gift)
2. Date Exercisable: 03/04/2019
   Expiration Date: 03/04/2028
3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)
   Title: CLASS B
   Amount or Number of Shares: 190,000
4. Conversion or Exercise Price of Derivative Security: 210
5. Ownership Form: Direct (D) or Indirect (I) (Instr. 5): D
6. Nature of Indirect Beneficial Ownership (Instr. 5): blank

1. Title of Derivative Security (Instr. 4): Non-Qualified Stock Option (Gift)
2. Date Exercisable: 07/03/2019
   Expiration Date: 07/03/2028
3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)
   Title: CLASS B
   Amount or Number of Shares: 190,000
4. Conversion or Exercise Price of Derivative Security: 210
5. Ownership Form: Direct (D) or Indirect (I) (Instr. 5): D
6. Nature of Indirect Beneficial Ownership (Instr. 5): blank

1. Title of Derivative Security (Instr. 4): Non-Qualified Stock Option (Gift)
2. Date Exercisable: 11/04/2019
   Expiration Date: 11/04/2028
3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)
   Title: CLASS B
   Amount or Number of Shares: 190,000
4. Conversion or Exercise Price of Derivative Security: 210
5. Ownership Form: Direct (D) or Indirect (I) (Instr. 5): D
6. Nature of Indirect Beneficial Ownership (Instr. 5): blank



Explanation of Responses:
1. The awards vest beginning on November 23, 2018.
2. The awards vest in 1/3 increments beginning December 3, 2018 for purchase of Gulfstream 550 jet, hanger, and operation.
3. The awards vest in 1/3 increments beginning on March 4, 2019 for purchase of Gulfstream 550 jet, hanger, and operation.
4. The awards vest in 1/3 increments beginning on July 3, 2019 for purchase of Gulfstream 550 jet, hanger, and operation.
5. The awards vest in 1/3 increments beginning on November 4, 2019 for hanger and operation of Gulfstream 550 jet.

Signature of Reporting Person: Betty S. Cagle
Date: 11/23/2018